EXHIBIT 3.25

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AMENDED AND RESTATED

BY-LAWS

(As of February 15, 1989)

OF

DRS. SHEER, AHEARN & ASSOCIATES,

PROFESSIONAL ASSOCIATION

* * * * * *

AMENDED AND RESTATED BY-LAWS

(As of February 15, 1989)

OF

DRS. SHEER, AHEARN & ASSOCIATES,

PROFESSIONAL ASSOCIATION

i

ii

iii

AMENDED AND RESTATED

BY-LAWS

(As of February 15, 1989)

OF

DRS. SHEER, AHEARN & ASSOCIATES,

PROFESSIONAL ASSOCIATION

ARTICLE I

Offices

Section 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Tampa, County of Hillsborough, and State of Florida.

Section 2. OTHER OFFICES. The corporation also may have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Stockholders

Section 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, the exact date to be established by the Board of Directors from time to time.

Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the President, the Board of Directors or stockholders holding at least ten (10) percent of the outstanding shares of capital stock of the corporation entitled to vote thereat, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors then in office. Any such call shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which it is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. WAIVER OF CALL AND NOTICE OF MEETING. Call and notice of any stockholders’ meeting may be waived by any stockholder; and, notice of such meeting shall not be required as to any stockholder who shall attend such meeting in person or by proxy, except where the stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. QUORUM. Except as otherwise provided in these by-laws or in the Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders; and, except as otherwise provided in the Articles of Incorporation, the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be the act of the stockholders of the corporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING LISTS. At least ten (10) days prior to each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number of shares held by each, which list shall be subject to by any stockholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be produced at the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or the transfer books or to vote at any meeting of the stockholders.

Section 8. VOTING OF SHARES. Each stockholder entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of voting stock held by such stockholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.

Section 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stock holder or by the stockholder’s duly authorized attorney-in-fact; but, no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.

Section 10. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If less than all stockholders so consent, then within ten (10) days after any such action is authorized by written consent, the stockholders who did not consent must be given written notice of the action thus taken.

Section 11. INSPECTORS. For each meeting of the stockholders, the Board of Directors or the President may appoint two inspectors to supervise the voting; and, if inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the President shall appoint another inspector to act in his place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

Section 12. DISQUALIFICATION. If any stockholder ceases to be an employee of the corporation for any reason whatsoever other than the death of such stockholder, or if any stockholder becomes legally disqualified to practice medicine within the State of Florida, or is elected to a public office or accepts employment that, pursuant to existing law, places restrictions or limitations upon his continued rendering of such professional services, then such stockholder shall no longer be qualified to serve as a stockholder of the corporation.

ARTICLE III

Board of Directors

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these by-laws directed or required to be exercised or done only by the stockholders.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the stockholders at any annual or special meeting; provided, that the exact number shall be four (4) until otherwise determined by resolution adopted by affirmative vote of a majority of the stockholders. The Board of Directors shall be divided into three classes, each class to consist of as nearly an equal number of directors as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. Unless and until otherwise determined by resolution adopted by affirmative vote of a majority of the stockholders, the first and third classes of directors shall consist of one (1) member each, and the second class of directors shall consist of two (2) members. At the meeting of the stockholders at which these Amended and Restated By laws are adopted, or at the next following meeting of the stockholders in 1989, the directors shall be elected as follows: (a) the director of the first class shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders and until such director’s successor shall have been duly elected and qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting; (b) each director of the second class (two members) shall be elected to hold office for a term expiring at the next succeeding annual meeting of the stockholders and until such director’s successor shall have been duly elected and qualified, unless any such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting; and (c) the director of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting and until such director’s successor shall have been duly elected and qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. Subject to the foregoing and Section 10 of this Article III, at each annual meeting of the stockholders thereafter, the successor to each director whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders and until such director’s successor shall have been duly elected and qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. All directors shall be stockholders and duly licensed or otherwise legally authorized to practice medicine in the State of Florida.

Section 3. ANNUAL MEETING. After each annual meeting of stock holders, the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may be varied by written consent of all the directors.

Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by him, her or them, as the case may be. If no such designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.

Section 6. NOTICE. Written notice stating the place, day and hour of the meeting shall be delivered at least three (3) days prior thereto to each director, either personally, or by mail, telegram or cablegram to the director’s business address. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram or cablegram, such notice shall be deemed to be delivered when the telegram or cablegram is delivered to the issuing company. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. QUORUM. A majority of the total number of directors as determined from time to time shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

Section 8. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. REMOVAL. Any director may be removed by the stockholders at any meeting of the stockholders called expressly for that purpose whenever in the judgment of the stockholders the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This by-law shall not be subject to change by the Board of Directors.

Section 10. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 11. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect of such matter because of an asserted conflict of interest.

Section 13. INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these by-laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and is filed in the minutes of the proceedings of the Board or such committee, as the case may be.

Section 14. MEETING BY TELEPHONE. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

Section 15. DISQUALIFICATION. If any director becomes legally disqualified to practice medicine within the State of Florida, or is elected to a public office or accepts employment that, pursuant to existing law, places restrictions or limitations upon his continued rendering of such professional services, then such director shall no longer be qualified to serve as a director of the corporation and he shall be deemed to have forthwith submitted his resignation as a director of the corporation.

ARTICLE IV

Officers

Section 1. NUMBER AND QUALIFICATIONS. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.

The Board of Directors also may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. Two or more offices may be held by the same person. Each officer shall be duly licensed or otherwise legally authorized to practice medicine within the State of Florida.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until such officer’s successor shall have been duly elected and qualified, unless such officer sooner dies, resigns or is removed by the Board of Directors.

Section 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. DUTIES OF OFFICERS. The Chairman of the Board of the corporation, or the President if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders. The President shall be the chief executive officer of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these by-laws, or as may be assigned to them from time to time by the Board of Directors.

Section 6. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the corporation.

Section 7. DELEGATION OF DUTIES. In the absence or disability of any officer of the corporation, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any other director for the time being.

Section 8. DISASTER EMERGENCY POWERS OF ACTING OFFICERS. If, as a result of a nuclear disaster or a state of emergency, the President is unable to perform the duties of the office of President and/or other officers are unable to perform their duties, (a) the powers and duties of President shall be held and performed by that officer of the corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who shall be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by that Vice President who shall be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties shall serve as Acting President until the President again becomes capable of holding and performing the powers and duties of President, or until the Board of Directors shall have elected a new President or designated another individual as Acting President; (c) such officer (or the President, if such person is still serving) shall have the power, in addition to all other powers granted to the President by law, the Articles of Incorporation, these by-laws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office, or until the Board of Directors shall have designated another individual to perform such duties or shall have elected or appointed another person to fill such office; (d) each acting officer so appointed shall be entitled to exercise all powers invested by law, the Articles of Incorporation, these by-laws and the Board of Directors in the office in which such person is serving; and (e) anyone transacting business with the corporation may rely upon a certificate signed by any two officers of the corporation that a specified individual has succeeded to the powers and duties of the President or such other specified office. Any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by two officers of this corporation.

Section 9. DISQUALIFICATION. If any officer becomes legally disqualified to practice medicine within the State of Florida, or is elected to a public office or accepts employment that, pursuant to existing law, places restrictions or limitations upon his continued rendering of such professional services, then such officer shall no longer be qualified to serve as an officer of the corporation and he shall be deemed to have forthwith submitted his resignation as an officer of the corporation.

ARTICLE V

Executive and Other Committees

Section 1. CREATION OF COMMITTEES. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the corporation.

Section 2. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

Section 3. OTHER COMMITTEES. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

Section 4. REMOVAL OR DISSOLUTION. Any Committee of the Board of Directors may be dissolved by the Board of Directors at any meeting; and, any member of such committee may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but, such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.

Section 6. MEETINGS OF COMMITTEES. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these by-laws (pertaining to notice for directors’ meetings).

Section 7. ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

Section 8. QUORUM OF COMMITTEES. At all meetings of committees of the Board of Directors, a majority of the committee’s members then in office shall constitute a quorum for the transaction of business.

Section 9. MANNER OF ACTING OF COMMITTEES. The acts of a majority of the members of any committee of the Board of Directors present at any meeting at which there is a quorum shall be the act of such committee.

Section 10. MINUTES OF COMMITTEES. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 11. COMPENSATION. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 11 of Article III of these by-laws (pertaining to compensation of directors).

Section 12. INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 13 and 14 of Article III of these by-laws.

ARTICLE VI

Indemnification of Directors and Officers

Section 1. GENERAL. To the fullest extent permitted by law, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. In any action, suit or proceeding, threatened, pending or completed, by or in the right of the corporation, indemnification shall be made as provided in Section 1 of this Article VI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. HOW EFFECTED. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding to which the indemnification relates or by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to the action, suit or proceeding to which the indemnification relates. If a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this

Article VI, or in the defense of any claim, issue or matter therein, the corporation shall be obligated upon proper application to indemnify such person in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. PREPAYMENT OF EXPENSES. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in Section 3 of this Article VI that such indemnified person meets the applicable standard of conduct referred to therein and after receipt of an undertaking satisfactory in form and substance to the corporation that such person will promptly repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the corporation as authorized in this Article VI.

Section 5. NONEXCLUSIVITY. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in any other capacity while holding office with the corporation. The Board of Directors may, at any time, approve indemnification of any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. The indemnification provided for in this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs and personal representatives.

ARTICLE VII

Interested Parties

Section 1. GENERAL. No contract or other transaction between the corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.

Section 2. DETERMINATION OF QUORUM. Common or interested directors may be counted in determining the presence of a quorum at meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction referred to in Section 1 of this Article VII.

ARTICLE VIII

Certificates of Stock

Section 1. CERTIFICATES FOR SHARES. Every holder of stock in the corporation shall be entitled to have a certificate, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the seal of the corporation, exhibiting the holder’s name and certifying the number of shares owned. The certificates shall be numbered and entered on the books of the corporation as they are issued.

Section 2. FACSIMILE SIGNATURE. Where a certificate is manually signed on behalf of a transfer agent or a registrar, the signature of the President or Vice President and the signature of the Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 4. TRANSFER OF SHARES. Subject to the provisions of these by-laws regarding the qualifications of stockholders, transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX

Record Date

The Board of Directors is authorized from time to time to fix in advance a date, not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock or to give such consent, as the case may be; and, in such case, such stockholders and only such stockholders as shall be stockholders of record as of the close of business on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE X

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Subject to the provisions of the Articles of Incorporation and to law, dividends may be paid in cash or property, including shares of stock or other securities of the corporation.

ARTICLE XI

Fiscal Year

The fiscal year of the corporation shall be the period selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes, unless the Board of Directors specifically establishes a different fiscal year.

ARTICLE XII

Seal

The corporate seal shall have the name of the corporation, the word “SEAL” and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impression seal. An impression of said seal appears on the margin hereof.

ARTICLE XIII

Stock in Other Corporations

Shares of stock in other corporations held by the corporation shall be voted by such officer or officers of the corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy hereunto duly authorized by said Board.

ARTICLE XIV

Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors; provided that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the stockholders. No by-law which has been altered, amended or adopted by such a vote of the stockholders may be altered, amended or repealed by a vote of the directors until two (2) years shall have expired since such vote of the stockholders.

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